Exhibit 10.29

FIRST AMENDMENT TO CONSENT TO SUBLEASE

THIS FIRST AMENDMENT TO CONSENT TO SUBLEASE (this “First Amendment”), dated as of September 1, 2011, is made with reference to that certain Sublease Agreement (the “Sublease”) dated as of February 28, 2011, by and between ACCELERON PHARMA, INC. a Delaware corporation with an address of 128 Sidney Street, Cambridge, Massachusetts 02139 (“Sublandlord”), and AVEO PHARMACEUTICALS, INC., a Delaware corporation with an address of 75 Sidney Street, Cambridge, MA 02139 (“Subtenant”), and is entered into by and among Sublandlord, Subtenant and MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts charitable corporation with an address c/o MIT Investment Management Company, 238 Main Street, Suite 200, Cambridge, MA 02142 (“Prime Landlord”), with reference to the following facts:

A.	Prime Landlord and Sublandlord are the current parties to that certain Lease dated as of April 3, 2009 (the “Lease”) with respect to the certain premises within the building located at 12 Emily Street, Cambridge, Massachusetts (the “Building”), consisting of 19,711 rentable square feet of space (the “Premises”);

B.	Sublandlord and Subtenant entered into that certain Sublease Agreement dated as of February 28, 2011 (the “Sublease”) with respect to a certain portion of the Premises consisting of 14,214 rentable square feet of space on the first and second floors of the Building, which was approved by Prime Landlord subject to and in accordance with that certain Consent to Sublease dated March 15, 2011, between Prime Landlord, Sublandlord and Subtenant (the “Consent”);

C.	WHEREAS, Sublandlord and Subtenant desire to enter into a First Amendment to Sublease to amend Section 2(g) of the Sublease to increase the number of parking spaces located in the 128 Sidney Street parking lot that Subtenant leases from Sublandlord, a true, complete and correct copy of which First Amendment to Sublease is attached hereto as Exhibit A (“First Amendment to Sublease”);

D.	WHEREAS, pursuant to the terms of the Lease, Sublandlord must obtain Prime Landlord’s prior written consent to the First Amendment to Sublease; and

E.	WHEREAS, Prime Landlord is willing to consent to the First Amendment to Sublease, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Prime Landlord, Sublandlord and Subtenant hereby agree as follows:

1.	Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Consent.

2.	Consent. Subject to the terms of this First Amendment, Prime Landlord hereby consents to the First Amendment to Sublease. All references in this Consent to the “Sublease” shall be deemed to refer to the Sublease, as amended by the First Amendment to Sublease.

3.	Broker. The parties hereby acknowledge that they have dealt with no broker in connection with this transaction.

4.	Prime Landlord’s Costs. Pursuant to Section 25.7 of the Lease and on or before the date hereof, Sublandlord has delivered to Prime Landlord the sum of $600.00, representing Prime Landlord’s reasonable attorneys’ fees incurred in connection with drafting this First Amendment.

5.	No Claims. Each of Sublandlord and Subtenant confirms and ratifies that, as of the date hereof and to its actual knowledge, it has no claims, counterclaims, set-offs or defenses against Prime Landlord arising out of the Lease, the Sublease, the Consent or the Premises or in any way relating thereto.

6.	Liability of Subtenant. Subtenant shall remain liable to Sublandlord and Prime Landlord for all obligations under the Sublease and the Consent.

7.	Ratification of Consent. Except as expressly modified by this First Amendment, all other terms and conditions of the Consent remain in full force and effect and are hereby ratified, confirmed and approved in all respects. From and after the date hereof, all references to the Consent shall mean the Consent as amended hereby.

8.	Counterparts. This First Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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signatures on following page]

EXECUTED as an instrument under seal as of the date first written above.

PRIME LANDLORD: MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:     MIT Investment Management Company, its authorized agent

By:	/s/ Seth D. Alexander
Name:	Seth D. Alexander
Title:	President

SUBLANDLORD: ACCELERON PHARMA, INC.

By:	/s/ Kevin F. McLaughlin
Name:	Kevin F. McLaughlin
Title:	Senior Vice President and Chief Financial Officer

SUBTENANT: AVEO PHARMACEUTICALS, INC.

By:	/s/ David B. Johnston
Name:	David B. Johnston
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT A

First Amendment to Sublease

[Attach fully-executed copy of First Amendment to Sublease]

FIRST AMENDMENT TO SUBLEASE

This First Amendment to Sublease (this “First Amendment to Sublease”) is made as of the 1st day of September, 2011 (“Execution Date”), by and between ACCELERON PHARMA, INC., a Delaware corporation with an address of 128 Sidney Street, Cambridge MA 02139 (“Sublandlord”) and AVEO PHARMACEUTICALS, INC., a Delaware corporation with an address of 75 Sidney Street, Cambridge, MA 02139 (“Subtenant”).

W I T N E S S E T H

WHEREAS, Sublandlord and Subtenant are the current parties to that certain Sublease Agreement dated as of February 28, 2011 (the “Sublease”), pursuant to which Sublandlord is leasing to Subtenant the Sublease Premises (as defined in the Sublease) in the building known as 12 Emily Street, Cambridge (the “Building”).

WHEREAS, pursuant to Section 2(g) of the Sublease, Subtenant leases twenty-one (21) parking spaces from Sublandlord, eleven (11) of which parking spaces are located on the south side of the Building and ten (10) of which parking spaces are located in the 128 Sidney Street parking lot; and

WHEREAS, the parties desire to amend Section 2(g) of the Sublease;

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.	Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Sublease.

2.	Revised Section 2(g) of the Sublease.

Effective as of the Execution Date, Section 2(g) of the Sublease is deleted and the following is substituted in its place:

“Subtenant shall lease thirty-one (31) parking spaces from the Sublandlord at the then current market rates (currently, as of the date hereof, $190 per space per month but subject to adjustment in accordance with Section 1.4(b) of the Master Lease) and such parking fees shall be payable by Subtenant to Sublandlord on a monthly basis. Eleven (11) of the parking spaces shall be initially located on the south side of the Building and twenty (20) parking spaces shall be located in the 128 Sidney Street parking lot.”

3.	All other terms and conditions of the Sublease will remain in full force and effect, except as expressly amended herein.

IN WITNESS WHEREOF, duly authorized representatives of the parties have duly executed this First Amendment to Sublease effective as of the Execution Date.

SUBLANDLORD:

ACCELERON PHARMA, INC.,

a Delaware corporation

By:	/s/ Kevin F. McLaughlin
Name:	Kevin F. McLaughlin
Title:	Senior Vice President and Chief Financial Officer

Date Signed: September 16, 2011

SUBTENANT:

AVEO PHARMACEUTICALS, INC.,

a Delaware corporation

By:	/s/ David B. Johnston
Name:	David B. Johnston
Title:	Executive Vice President and Chief Financial Officer

Date Signed: